RRBB

Rosenberg Rich Baker Berman & Company
A Professional Association of Certified Public Accountants
265 Davidson Avenue, Suite 210, Somerset, NJ 08873-4120
P: 908-231-1000 F: 908-231-6894 www.rrbb.com

Carl S. Schwartz, CPA*
David N. Roth, CPA
Steven J. Truppo, CPA
Leonard M. Friedman, CPA◆■
Gary A. Sherman, CPA
Robert S. Quick, CPA
Pamela Bezner Ali, CPA
Marsha L. Baldinger, CPA●■
Howard B. Condo, CPA

Alvin P. Levine, CPA
Daniel M. Brooks, CPA

◆Accredited in Business Valuation
■Certified Business Appraiser
●Certified Financial Planner®
*Registered Investment Adviser

Other Office:

111 Dunnell Road, Suite 100
Maplewood, NJ 07040
973-763-6363
973-763-4430 FAX

July 23, 2010

Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549

Re: MPhase Technologies, Inc. (Commission File No. 000-30202)

Commissioners:

We have read MPhase Technologies Inc.'s statements included under item 4.01 of it's Form 8-K filed on July 23, 2010 and we agree with such statements concerning our firm.

Yours truly,

Rosenberg Rich Baker Berman & Company